UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 22, 2009

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 22, 2009, Ruby Tuesday, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Morgan Keegan & Company, Inc. (collectively, the “Underwriters”), providing for the offer and sale by the Company of 10,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), plus an option granted to the Underwriters to purchase an additional 1,500,000 shares of Common Stock to cover over-allotments, if any.

This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01 – Other Events.

On July 23, 2009, the Underwriters exercised their over-allotment option to purchase an additional 1,500,000 shares of Common Stock, and on July 28, 2009, the Company closed the sale of 11,500,000 shares of Common Stock.

The opinion of counsel regarding the legality of the Common Stock issued pursuant to the offering of shares of Common Stock described in Item 1.01 is filed as Exhibit 5.1 hereto.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
1.1

Underwriting Agreement, dated July 22, 2009, among Ruby Tuesday, Inc. and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Morgan Keegan & Company, Inc.

5.1	Opinion of Bryan Cave LLP regarding the legality of the Common Stock being registered.
23.1	Consent of Bryan Cave LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By: /s/ Marguerite N. Duffy

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: July 28, 2009